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                                                                     EXHIBIT 12


                            Carlisle Companies, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                          (Dollar amounts in Thousands)

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
                                                         Six Months
                                                            2001         2000        1999        1998       1997        1996
                                                        ----------------------------------------------------------------------
Income from continuing operations before
     provision for income taxes and income
     or loss from equity investees                       $  8,962    $ 146,061   $ 153,085   $ 147,209  $ 121,040   $  94,399
Add:
     Interest on debt & amort of debt expense              18,606       32,105      22,187      33,438     22,314      13,219
     Portion of rents representative of the
         interest factor                                    1,535        2,101       1,680       1,651      1,567       1,367
                                                        ----------------------------------------------------------------------
         Income as adjusted                              $ 29,102    $ 180,268   $ 176,952   $ 182,297  $ 144,921   $ 108,986
                                                        ======================================================================

Fixed Charges
     Interest on debt & amort of debt expense            $ 18,606    $  32,105   $  22,187   $  33,438  $  22,314   $  13,219
     Portion of rents representative of the
         interest factor                                    1,535        2,101       1,680       1,651      1,567       1,367
                                                        ----------------------------------------------------------------------
         Fixed charges                                   $ 20,140    $  34,207   $  23,867   $  35,089  $  23,881   $  14,586
                                                        ======================================================================

Ratio of earnings to fixed charges                           1.44         5.27        7.41        5.20       6.07        7.47
                                                        ======================================================================
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